EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of CityCenter Holdings, LLC (the “Company”) on Form 10-K for the period ending December 31, 2012 as provided on the date hereof (the “Report”), I, Robert H. Baldwin, President and Chief Executive Officer of Project CC, LLC, managing Member of the Company, certify, to the best of my knowledge, that:

(1)                                 The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ ROBERT H. BALDWIN	March 14, 2013
Robert H. Baldwin
President and Chief Executive Officer of Project CC, LLC, managing Member of CityCenter Holdings, LLC